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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1998.

                                                     REGISTRATION NO.
                                                                     -----------
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             Registration Statement Under the Securities Act of 1933

                                MASCO CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                            38-1794485
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)


                   21001 Van Born Road, Taylor, Michigan 48180
               (Address of Principal Executive Offices) (Zip Code)

              MASCO CORPORATION 1991 LONG TERM STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                 JOHN R. LEEKLEY
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                MASCO CORPORATION
                               21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180
                     (Name and Address of Agent for Service)

                                 (313) 274-7400
           (Telephone no., including area code, of agent for service)

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

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
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          Title of                                 Proposed Maximum           Proposed Maximum
      Securities to be        Amount to             Offering Price              Aggregate of               Amount of
         Registered          be Registered           Per Share(3)             Offering Price(3)        Registration Fee(3)
-------------------------------------------------------------------------------------------------------------------------
Common Stock (Par          10,000,000(1)(2)           $ 25 31/32                $259,687,500               $78,693.00
Value $1.00 Per Share)
-------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement registers additional shares of the Registrant's common stock issuable pursuant to the same plan for which Registration Statement No. 33-42229 is currently effective. A registration fee of $45,250 was paid on August 9, 1991 with the original filing to register 8,000,000 shares of Common Stock (16,000,000 following the July 10, 1998 100 percent split of such shares). Accordingly, pursuant to Instruction E of Form S-8, the registration fee is being paid with respect to the additional securities only.

(2) Pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as may be issuable by reason of the antidilution provisions of the Incentive Plan in the event of stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange - Composite Tape on September 25, 1998 as reported in The Wall Street Journal.

                                  INTRODUCTION

                  On August 12, 1991, Masco Corporation (the "Company" or "Registrant") filed Registration Statement No. 33-42229 on Form S-8 (the "Registration Statement"), registering 8,000,000 shares of the common stock, par value $1.00, (the "Common Stock") of the Registrant for issuance under the Masco Corporation 1991 Long Term Stock Incentive Plan (the "Plan"). The contents of Registration Statement No. 33-42229 are incorporated herein by reference. Effective April 23, 1997, the Company's shareholders approved certain changes in the plan and on July 10, 1998 the Registrant effected a 2-for-1 split of the Common Stock by making 100 percent stock distribution to shareholders of record on June 19, 1998 thereby doubling the shares previously registered hereunder to 16,000,000. By this Registration Statement, the Registrant increases the number of shares registered under the Plan to 26,000,000.

         ITEM 8.   EXHIBITS.

         EXHIBIT NO.                          DESCRIPTION

            *4.a Restated Certificate of Incorporation of the Company and amendments thereto.

            4.b Bylaws of the Company, as amended. Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1993.

            *5              Opinion of John R. Leekley.

            *23.a Consent of PricewaterhouseCoopers LLP relating to the financial statements and financial statement schedules of the Company.

            *23.b Consent of PricewaterhouseCoopers LLP relating to the financial statements and financial statement schedule of MascoTech, Inc.

            *23.c Consent of John R. Leekley, which is included as part of Exhibit 5.

            *24 Power of Attorney, included on the Signatures page of this Registration Statement on Form S-8.

            *99 Masco Corporation 1991 Long Term Stock Incentive Plan (restated July 10, 1998).

---------------
*Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taylor and the State of Michigan on this 28 day of September, 1998.

                                                 MASCO CORPORATION


                                                 By  /s/  RICHARD A. MANOOGIAN
                                                    ----------------------------
                                                     Richard A. Manoogian
                                                     Chairman of the Board and
                                                     Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Manoogian and Eugene A. Gargaro, Jr., and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURE                                     TITLE                             DATE
PRINCIPAL EXECUTIVE OFFICER:

/s/  RICHARD A. MANOOGIAN                   Chairman of the Board               September 28, 1998
-------------------------------             and Chief Executive Officer
     Richard A. Manoogian


PRINCIPAL FINANCIAL OFFICER:

/s/  RICHARD G. MOSTELLER                   Senior Vice President- Finance      September 28, 1998
---------------------------------
     Richard G. Mosteller



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
PRINCIPAL ACCOUNTING OFFICER:
/s/  ROBERT B. ROSOWSKI                     Vice President- Controller and Treasurer     September 28, 1998
--------------------------------
     Robert B. Rosowski


/s/  RAYMOND F. KENNEDY                     President and Chief                          September 28, 1998
--------------------------------            Operating Officer
     Raymond F. Kennedy                     and Director


/s/  JOSEPH L. HUDSON, JR.                  Director                                     September 28, 1998
--------------------------------
     Joseph L. Hudson, Jr.


/s/  VERNE G. ISTOCK                        Director                                     September 28, 1998
--------------------------------
     Verne G. Istock


/s/  MARY ANN KREY                          Director                                     September 28, 1998
--------------------------------
     Mary Ann Krey


/s/ WAYNE B. LYON                           Director                                     September 28, 1998
--------------------------------
    Wayne B. Lyon


 /s/ JOHN A. MORGAN                         Director                                     September 28, 1998
--------------------------------
     John A. Morgan


/s/ ARMAN SIMONE                            Director                                     September 28, 1998
--------------------------------
    Arman Simone


/s/  PETER W. STROH                         Director                                     September 28, 1998
--------------------------------
     Peter W. Stroh


/s/  THOMAS G. DENOMME                      Director                                     September 28, 1998
---------------------------------
     Thomas G. Denomme
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                                INDEX TO EXHIBITS


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                                                                                             SEQUENTIALLY
EXHIBIT                                                                                        NUMBERED
  NO.                                      DESCRIPTION                                           PAGE

 *4.a Restated Certificate of Incorporation of the Company and amendments thereto.

 4.b Bylaws of the Company, as amended. Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1993.

 *5                 Opinion of John R. Leekley.

 *23.a Consent of PricewaterhouseCoopers LLP relating to the financial statements and financial statement schedules of the Company.

 *23.b Consent of PricewaterhouseCoopers LLP relating to the financial statements and financial statement schedule of MascoTech, Inc.

 *23.c              Consent of John R. Leekley, which is included as part of
                    Exhibit 5.

 *24 Power of Attorney, included on the Signatures page of this Registration Statement on Form S-8.

 *99                Masco Corporation 1991 Long Term Stock Incentive Plan
                    (restated July 10, 1998).


----------------
*Filed herewith.